December 11, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We have read the statements made by Infodata Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of From 8-K as part of the Company's Form 8-K report dated December 5, 2002. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP